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                                                                     Exhibit 8.1

                 [Letterhead of Calfee, Halter & Griswold LLP]

                                June 19, 1998


Pioneer-Standard Electronics, Inc.
Pioneer-Standard Financial Trust
  4800 East 131st Street
  Cleveland, Ohio 44105

     Re: 6 3/4% Convertible Trust Preferred Securities of Pioneer-Standard
         Financial Trust


         We have acted as counsel to Pioneer-Standard Electronics, Inc. and Pioneer-Standard Financial Trust in connection with the Registration Statement on Form S-3 of Pioneer-Standard Electronics, Inc. and Pioneer-Standard Financial Trust with respect to the above-captioned securities (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.

         We hereby consent to the filing with the Securities and Exchange Commission of the letter as an exhibit to this Registration Statement and to the reference to us therein under the heading "Certain United States Federal Income Tax Consequences." In giving such consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,


                                    CALFEE, HALTER & GRISWOLD LLP